EXHIBIT 10.14








                          ASSET PURCHASE AGREEMENT



                                  by and among




                       AMERICAN RADIO SYSTEMS CORPORATION

                      AMERICAN RADIO SYSTEMS LICENSE CORP.

                                       and

                       ENTERTAINMENT COMMUNICATIONS, INC.




                               Dated July 18, 1997

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                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

DEFINITIONS.................................................................. 2


                                   ARTICLE II

SALE AND PURCHASE.............................................................6
2.1.    TRANSFER OF ASSETS....................................................6
2.2.    PURCHASE PRICE........................................................6
2.3.    PAYMENT...............................................................6
2.4.    APPRAISAL.............................................................6

                                   ARTICLE III

LIABILITIES...................................................................7
3.1.    ASSUMPTION OF LIABILITIES.............................................7
3.2.    LIABILITIES OF ARS....................................................8

                                   ARTICLE IV

REPRESENTATIONS AND WARRANTIES................................................8
4.1.    ARS AND ARS LICENSE...................................................8
4.2.    ENTERCOM REPRESENTATIONS.............................................20

                                    ARTICLE V

CONDITIONS...................................................................21
5.1.    COMMISSION CONSENT AND APPROVAL AND HSR ACT
        WAITING PERIOD.......................................................21
5.2.    ENTERCOM'S CONDITIONS................................................22
5.3.    ARS AND ARS LICENSE CONDITIONS.......................................23
5.4.    NONOCCURRENCE OF CONDITIONS..........................................24

                                   ARTICLE VI

OPERATIONS PENDING CLOSING...................................................24
6.1.    AFFIRMATIVE COVENANTS OF ARS AND ARS LICENSE.........................24
6.2.    NEGATIVE COVENANTS OF ARS AND ARS LICENSE............................28
6.3.    NO CONTROL BY ENTERCOM...............................................31

                                   ARTICLE VII

PREPARATION FOR CLOSING......................................................32
7.1.    APPLICATION TO COMMISSION............................................32
7.2.    INSPECTION BY ENTERCOM...............................................33


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7.3.    CONFIDENTIALITY......................................................33
7.4.    HART-SCOTT-RODINO NOTIFICATION.......................................34

                                  ARTICLE VIII

CLOSING......................................................................34
8.1.    CLOSING..............................................................34
8.2.    ADJUSTMENTS..........................................................34
8.3.    CLOSING DELIVERIES TO ENTERCOM.......................................37
8.4.    CLOSING DELIVERIES TO ARS............................................41
8.5.    COVENANTS OF FURTHER ASSURANCE.......................................43
8.6.    DAMAGE TO PROPERTY...................................................43
8.7.    TAXES ON TRANSACTION.................................................44

                                   ARTICLE IX

TERMINATION, DEFAULT AND INDEMNIFICATION.....................................44
9.1.    TERMINATION BY REASON OTHER THAN DEFAULT.............................44
9.2.    EFFECT OF TERMINATION BY REASON OTHER THAN DEFAULT...................45
9.3.    DEFAULT..............................................................45
9.4.    ARS' REMEDY..........................................................45
9.5.    ENTERCOM'S REMEDIES..................................................46
9.6.    LIQUIDATED DAMAGES NOT A PENALTY.....................................46
9.7.    INDEMNIFICATION......................................................46

                                    ARTICLE X

GENERAL PROVISIONS...........................................................50
10.1.   EXPENSES OF THE PARTIES..............................................50
10.2.   BROKERS..............................................................50
10.3.   SURVIVAL OF ARS' AND ARS LICENSE'S COVENANTS,
        REPRESENTATIONS AND WARRANTIES.......................................51
10.4.   AMENDMENT AND WAIVER.................................................51
10.5.   EFFECT OF THIS AGREEMENT.............................................51
10.6.   HEADINGS.............................................................51
10.7.   COUNTERPARTS.........................................................51
10.8.   GOVERNING LAW........................................................51
10.9.   NOTICES..............................................................52
10.10.  STATION EMPLOYEES....................................................53
10.11.  SECTION 1031 ASSET EXCHANGE..........................................53





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



                            ASSET PURCHASE AGREEMENT


                  THIS AGREEMENT made and entered into this 18th day of July, 1997 by and between AMERICAN RADIO SYSTEMS CORPORATION, a Delaware corporation (hereinafter "ARS"), AMERICAN RADIO SYSTEMS LICENSE CORP., a Delaware corporation (hereinafter "ARS License"), and ENTERTAINMENT COMMUNICATIONS, INC., a Pennsylvania corporation (hereinafter "Entercom").

                              W I T N E S S E T H:

                  WHEREAS, pursuant to authorizations duly granted and issued by the Federal Communications Commission (the "Commission"), ARS is the owner of radio station KCTC(AM) licensed to Sacramento, California, (the "Station") and ARS operates the Station under a management agreement with ARS License, the holder of the Authorizations for the operation of the Station; and

                  WHEREAS, Entercom, ARS and ARS License have agreed, subject to prior approval by the Commission and certain other conditions, to transfer and assign the licenses and all other authorizations relating to the Station from ARS and ARS License to Entercom and for ARS and ARS License to transfer and Entercom to receive all of the assets, properties, rights and privileges used in connection with the Station as hereinafter set forth; and

                  WHEREAS, Entercom may elect to accomplish such transfer in whole or part as the acquisition of replacement property in a deferred like-kind exchange under ss._1031 of the Code.

                  NOW, THEREFORE, in consideration of the mutual promises herein contained and of the representations and warranties hereinafter set forth and for other good and valuable consideration, the parties, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  As used herein, the following terms shall have the following respective meanings:

                  "Adjustment Time" shall mean 12:00:01 a.m. current local time in Sacramento, California on the Closing Date.

                  "Agreement" shall mean this Asset Purchase Agreement.

                  "Applications" shall have the meaning set forth in Section 7.1 hereof.

                  "ARS" shall mean the corporation identified as such in the Preamble to this Agreement.

                  "ARS License" shall mean the corporation identified as such in the Preamble to this Agreement.

                  "Assets" shall mean the Property and all of the Authorizations and all applications for Authorizations for the Station pending before the Commission.

                  "Authorizations" shall mean all of the licenses, permits and authorities granted by the Commission with respect to the operation of the Station.

                  "Closing"   shall  mean  the  event  of  consummation  of  the
transactions contemplated by this Agreement as more fully described in Article VIII of this Agreement.

                  "Closing  Date" shall mean the date  specified  for Closing in
Section 8.1 hereof.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.


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





                  "Commission" shall mean the Federal Communications Commission.

                  "Contaminant" shall mean and include any pollutant, contaminant, hazardous material (as defined in any of the Environmental Laws), toxic substances (as defined in any of the Environmental Laws), asbestos or asbestos containing material, urea formaldehyde, polychlorinated biphenyls, regulated substances and wastes, radioactive materials, and petroleum or petroleum by-products, including crude oil or any fraction thereof.

                  "Contracts" shall mean all agreements, arrangements, commitments and undertakings, written or oral, express or implied, relating to the Assets or any of them, or to the present or future operation of the Station and to which ARS and/or ARS License is a party or by which ARS and/or ARS License or its assignee is bound or obligated in any way (including without limitation all agreements for the sale of advertising time on the Station and all trade or barter agreements) except for any Leases.

                  "Environmental Laws" shall mean and include, but not be limited to, any applicable federal, state or local law, statute, charter, ordinance, rule or regulation or any governmental agency interpretation, policy or guidance, including without limitation applicable safety/environmental health laws such as but not limited to the Commission's standards relating to radio frequency ("RF") radiation exposure, the Resource Conservation and Recovery Act of 1976, Comprehensive Environmental Response Compensation and Liability Act, Federal Emergency Planning and Community Right-to-Know Law, the Clean Air Act, the Clean Water Act, the Occupational Safety and Health Act, and the Toxic Substance Control Act, as any of the foregoing have been amended, and any permit, order, directive, court ruling or order or consent decree applicable to or affecting the Property or any other property (real or personal) used by or



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



relating to the Station promulgated or issued pursuant to any Environmental Laws which pertains to, governs, or controls the generation, storage, remediation or removal of Contaminants or otherwise regulates the protection of health and the environment including, but not limited to, any of the following activities, whether on site or off site: (a) the emission, discharge, release, spilling or dumping of any Contaminant into the air, surface water, ground water, soil or substrata; or (b) the use, generation, processing, sale, recycling, treatment, handling, storage, disposal, transportation, labeling or any other management of any Contaminant.

                  "Entercom" shall mean the corporation identified as such in the Preamble to this Agreement and any Qualified Intermediary to which Entercom may elect to assign all or part of its rights hereunder pursuant to Section
10.11 hereof.

                  "Final Order" shall mean an action by the Commission upon any application including, without limitation, the Applications for its consent, approval or authorization, which action has not been reversed, stayed, enjoined, set aside, annulled or suspended, and with respect to which action, no protest, petition to deny, petition for rehearing or reconsideration, appeal or request for stay is pending, and as to which action the time for filing of any such protest, petition, appeal or request and any period during which the Commission may reconsider or review such action on its own authority has expired.

                  "Leases" shall mean all agreements, arrangements or commitments and undertakings, written or oral, express or implied, for the use or occupation of any real or personal property required or used by ARS or ARS License in the operation of the Station.

                  "Permitted Encumbrances" shall mean (i) liens for current taxes not yet due and payable, (ii) easements or restrictions of record which do not, either individually or in


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

the aggregate, impede or restrict the present operations of the Station or impair the marketability of any property, and (iii) statutory liens of landlords and carriers, materialmen, mechanics, warehousemen, suppliers, and repairmen arising in the ordinary course of business and with respect to amounts not yet delinquent, provided that such statutory liens do not interfere in any material respect with the operation of the Station as currently conducted, and provided that such statutory liens are removed or satisfied on or prior to the Closing.

                  "Property"  shall  mean  all of the  tangible  and  intangible property, whether real or personal or mixed, and all rights and interests which are or were at any time since December 31, 1996 owned, used, or held for use by or for ARS with the Station or the present or future operation of the Station, other than property disposed of and replaced with equivalent or higher value or quality in the ordinary course of business excluding only cash, cash equivalents, accounts receivable and those assets listed on Schedule 4.1.5 as "Excluded Assets" and including without limitation (i) the assets and property listed in" Schedule 4.1.5 hereto as "Included Assets" (which schedule of assets and property has been furnished to Entercom by ARS); (ii) all of ARS and/or ARS License's rights, titles, and interests under the Leases listed on Schedule
4.1.6 hereto and the Contracts listed on Schedule 4.1.7 hereto (other than Contracts expiring prior to Closing by their terms which Contracts Entercom has instructed ARS not to renew); and (iii) the call letters, copyrights, trademarks and other intellectual property associated with the Station.

                  "Qualified Intermediary" shall mean a party described in U.S. Treasury Regulations Section 1.1031(k)-1(g)(4).

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

                  "Station"  shall  mean the  amplitude  modulation  (AM)  radio
broadcast   station  licensed  by  the  Commission  to  Sacramento,   California
broadcasting on 1320 Khz with and currently assigned the call letters KCTC(AM).

                                   ARTICLE II

                                SALE AND PURCHASE

                  2.1. TRANSFER OF ASSETS. Subject to the terms and conditions set forth in this Agreement, at the Closing ARS and ARS License shall transfer, convey, grant, assign and deliver to Entercom free and clear of all liens and encumbrances (other than Permitted Encumbrances) and Entercom shall buy, accept and receive from ARS, all of the Assets.

                  2.2. PURCHASE PRICE. The Purchase Price for the Assets is the sum of Four Million Dollars ($4,000,000).

                  2.3. PAYMENT. The Purchase Price to be paid by Entercom shall be payable in cash delivered at the Closing by wire transfer or in other immediately available funds to the account of ARS at such financial institution as ARS shall specify in writing.

                  2.4. APPRAISAL. Entercom, ARS and ARS License agree that the aggregate fair market value of the Station Assets (the "Aggregate Fair Market Value") will be appraised at Entercom's expense by the appraisal firm of Bond & Pecaro (the "Appraisal"). Entercom shall prepare IRS Form 8594 reflecting the Aggregate Fair Market Value as found by Bond & Pecaro and such other information as required by the form, and shall forward it within 30 days after Closing to ARS and ARS License for its approval, which approval shall not be withheld unreasonably. Entercom, ARS and ARS License shall each file with their respective federal income tax return for the tax year in which the Closing occurs, IRS Form 8594 containing the



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

information agreed upon by the parties pursuant to the immediately preceding sentence. Entercom agrees to report the purchase of the Station Assets and ARS and ARS License agree to report the sale of such assets for income tax purposes in a manner consistent with the information agreed upon by the parties pursuant to this section and contained in its IRS Form 8594. In the event either or both of the parties elects to treat all or a portion of the Assets transferred as part of a deferred like-kind exchange under Section 1031 of the Code, each party shall, in completing any IRS Forms 8824 that the party might be required to file with the IRS, reflect the values for the Assets as determined in the Appraisal. Notwithstanding any other provision of this Agreement, the provisions of this
Section 2.4 shall survive the Closing without limitation.

                                   ARTICLE III

                                   LIABILITIES

                  3.1. ASSUMPTION OF LIABILITIES. As partial consideration for the Assets, Entercom, from and after the Closing Date, shall assume and pay, perform and discharge the following obligations and commitments of ARS and ARS License and no others:

                           3.1.1. The liabilities and obligations accruing after
the Adjustment Time with respect to the Leases listed on Schedule 4.1.6 hereto that are specifically identified on Schedule 4.1.6 as being assumed by Entercom;

                           3.1.2. The liabilities and obligations accruing after
the Adjustment Time with respect to those Contracts listed on Schedule 4.1.7 that are specifically identified on Schedule 4.1.7 as being assumed by Entercom; and any contracts entered into after the execution hereof which Entercom expressly agrees to assume.

                           3.1.3.  All taxes and  assessments  that accrue on or
with respect to the Assets and the operation of the Station after the Adjustment Time

                           3.1.4. Entercom shall discharge those obligations and
liabilities for which it receives the benefit of a closing proration with respect to such liabilities or obligations in accordance with Section 8.2 hereof.

                  3.2. LIABILITIES OF ARS. Except as specifically assumed by Entercom pursuant to Section 3.1 hereof, ARS and/or ARS License shall pay or discharge any and all taxes, assessments, accounts payable, commitments, agreements, undertakings, claims, debts, demands, obligations and liabilities:

                           3.2.1. Incurred or made by ARS and/or ARS License; or

                           3.2.2.  Caused by,  arising out of or resulting  from
any act or omission of ARS and/or ARS License, their directors, officers, agents or independent contractors; or

                           3.2.3.  Relating  to ARS  and/or  ARS  License or the
operation of the Station before the Adjustment Time.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  4.1. ARS AND ARS LICENSE. ARS and ARS License hereby represent and warrant to Entercom that:

                           4.1.1.  CORPORATE  STANDING.  ARS and ARS License are
corporations, duly organized, validly existing and in good standing under the laws of the State of Delaware and are qualified to do business in the State of California. ARS and ARS License have full power and authority to engage in the business in which they are presently engaged and to make and perform this Agreement according to its terms. ARS and ARS License have duly and properly taken all necessary corporate actions and proceedings required to be taken by ARS and ARS License to authorize ARS and ARS License to execute, deliver and perform this Agreement and to convey, assign, transfer and deliver to Entercom the Assets hereunder.

                           4.1.2.  AUTHORIZATION.  The  execution,  delivery and
performance of this Agreement and all transactions contemplated hereby by ARS and ARS License have been duly authorized by ARS' and ARS License's Board of Directors and shareholders and all necessary corporate action on ARS' and ARS License's part has been duly taken.

                           4.1.3.   QUALIFICATIONS  AS  ASSIGNOR.  ARS  and  ARS
License know of no facts which, under the Communications Act of 1934, as amended, or the existing rules and regulations of the Commission, would disqualify ARS or ARS License as an assignor of the Authorizations.

                           4.1.4. ABSENCE OF CONFLICTING ORDERS. Neither ARS nor
ARS License is subject to any judgment, award, order, writ, injunction, arbitration decision or decree which prohibits or prevents the performance of this Agreement or the consummation of any transaction contemplated under this Agreement, and there is no litigation, administrative action, arbitration, proceeding or investigation pending, or to the knowledge of ARS and ARS License, threatened, against ARS or ARS License or affecting ARS or ARS License in any federal, state or local court or before any administrative agency or arbitrator that would adversely affect ARS' or ARS License's ability to perform their obligations under this Agreement or would hinder the consummation of the transactions contemplated hereunder.

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

                           4.1.5.  PROPERTY.  The  Property to be  furnished  to
Entercom by ARS and ARS License, listed under the heading "Included Property" on
Schedule 4.1.5 hereto, accurately lists and includes all of the material tangible and intangible property whether real, personal or mixed and substantially all of the rights and interests that are now or were at any time since December 31, 1996 used, necessary, connected or associated with or related to the Assets or the present or future operation of the Station except for property replaced in the ordinary course of business with property listed on
Schedule 4.1.5 and except those assets specifically listed on Schedule 4.1.5 under the heading "Excluded Property."

                           4.1.6.  LEASES. ARS and ARS License have delivered to
Entercom true and correct copies of all Leases listed on Schedule 4.1.6 hereto. There are no other Leases for any items of real or personal property related to or associated with the Assets or the present or future operation of the Station other than those disclosed on Schedule 4.1.6 hereto.

                           4.1.7. CONTRACTS.  ARS and ARS License have delivered
to Entercom true and correct copies of all Contracts  individually identified on
Schedule 4.1.7 hereto. There are no Contracts now in effect, written or oral, express or implied, which in any way affect the Property or Assets or the present or future operation of the Station other than as set forth on Schedule
4.1.7 hereto.

                           4.1.8.   APPLICATIONS.   There  are  no  applications
relating to the Station presently pending before the Commission other than those listed on Schedule 4.1.11 attached hereto.

                           4.1.9.  TITLE TO  PROPERTY.  Except as  disclosed  on
Schedule 4.1.9 hereto, at Closing ARS and ARS License will have good, marketable and indefeasible



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

ownership, right, title and interest to the Property including the right to transfer same free and clear of any mortgage, conditional sale agreement, security interest, lease, lien, hypothecation, pledge, encumbrance, restriction, liability, charge, claim or imperfection of title applicable to the Property or any of the income or revenue therefrom whatsoever except for the Permitted Encumbrances.

                           4.1.10.  NO  DEFAULTS.   ARS  and  ARS  License  have
complied with all of the terms of the Contracts listed on Schedule 4.1.7 hereto and the Leases listed on Schedule 4.1.6 hereto and such Contracts and Leases at Closing shall be enforceable by ARS and ARS License in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy and similar laws affecting the enforcement of creditors' rights and general equitable principles affecting the enforcement of equitable remedies (including within said equitable remedies without limitation the remedy of specific performance). Neither ARS nor ARS License is in default thereunder and no event has occurred which with the passage of time or the giving of notice or both would constitute a default by ARS thereunder. To ARS' and ARS License's knowledge all other parties to the Contracts and Leases have complied with the provisions thereof and are not in default thereunder and no event has occurred which with the passage of time or the giving of notice or both would constitute a default by any such other party thereunder.

                           4.1.11. AUTHORIZATIONS.  All authorizations necessary
to the lawful operations of the Station as presently conducted have been granted and issued by the Commission to ARS and/or ARS License and are listed on
Schedule 4.1.11 attached hereto and are now in full force and effect. There are no applications of ARS or ARS License relating to the Station pending with the the Commission except as listed on such Schedule
4.1.11 and ARS and ARS License have performed and complied with all of the terms and conditions of said Authorizations. Except as listed on Schedule 4.1.11 and
4.1.14 no Proceedings are pending, or to the knowledge of any officer of ARS or ARS License are threatened, which may result in the revocation, modification, non-renewal or suspension of any of any of the Authorizations, the denial of any pending applications, the issuance of a cease and desist order, or the imposition of any other administrative or judicial sanction to which the Station or the Assets is or may be subject. All ownership reports, renewal applications, and other material reports and documents required to be filed by ARS or ARS License with the Commission have been filed, and all such reports, applications and documents are true and correct. The Station is identified by its present call letters and unless otherwise validly authorized by the Commission is operated at maximum authorized power on its assigned frequency at the power and height authorized by the Commission.

                           4.1.12.  PERMITS  AND  LICENSES.  In  addition to the
Authorizations at Closing, ARS or ARS License shall have obtained and/or holds all other governmental permits and licenses necessary for the lawful operation of the Station as it is currently operated. All such governmental permits and licenses are also listed on Schedule 4.1.11 hereto. All terms, restrictions and requirements of such permits and licenses have been complied with and neither ARS nor ARS License is in default of any of same.

                           4.1.13.  COMPLIANCE  WITH LAWS.  ARS and ARS  License
have complied in all material respects with all orders (to which ARS or ARS License respectively is a party or is subject to), applicable laws, rules, and regulations of all federal, state and local







                                       12
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authorities with respect to the Assets and operation of the Station. Neither ARS nor ARS License is, nor to ARS' or ARS License's knowledge, has any third party asserted that they are in default with respect to or in violation of (a) any judgment, order, injunction or decree; or (b) rule or regulation of any court, administrative agency or other governmental authority, in either case in any respect material to this transaction. All material reports, returns and other documents filed by ARS and ARS License with any administrative agency or governmental authority are true, correct and complete in all material respects.

                           4.1.14. LITIGATION AND CLAIMS. Except as disclosed in
Schedule 4.1.14 hereto, no litigation, proceeding, or controversy is pending against ARS or ARS' License, or to the knowledge of ARS or ARS License, against any other party, or to the knowledge of ARS or ARS License, threatened against ARS, ARS License or any other party, which might affect any of the Assets, ARS' or ARS License's right or power to transfer the same, the ownership, possession, use or resale of any of the Assets, or the operation of the Station by the Entercom or by any assignee of Entercom. No claim has been made or asserted against ARS or ARS License material to this transaction; and there is no basis known to ARS or ARS License for any such litigation, proceeding, controversy or claim.

                           4.1.15. LABOR RELATIONS.  In all respects material to
this transaction, ARS and ARS License have complied with all applicable laws, rules and regulations pertaining to the employment of labor, including those relating to wages, hours, collective bargaining and the payment of or withholding of taxes, and ARS and ARS License have withheld all amounts required by law or agreement to be withheld from the wages or salaries of its employees and are not liable for any arrears of wages or any tax or withholding or any


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

penalties or interest for failure to comply with any of the foregoing; and there are no collective bargaining agreements relating to the relationship between any employee of the Station. Neither ARS nor ARS License has any knowledge of any union organizing activities involving or targeting any employees of the Station.

                           4.1.16. EMPLOYMENT CONTRACTS.  Except as disclosed on
Schedule 4.1.16 there are no written contracts for the employment of any personnel relating to the Station and all employees of the Station are employed on an "at will" basis which may be terminated without cause at any time and with not more than two weeks' notice.

                           4.1.17. INSURANCE. ARS currently maintains and has in
the past maintained insurance coverage on the Property and with respect to its employees and operations in amounts and in respect of liabilities and risks prudently insured against by radio broadcasters. Schedule 4.1.17 attached hereto contains a true and complete listing of all such policies and binders of insurance currently held by or on behalf of ARS, relating to the Property and the Station's employees and operations. Such policies and binders are valid and enforceable by ARS, in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy and similar laws affecting the enforcement of creditor's rights and general equitable principles affecting the enforcement of equitable remedies (including within said equitable remedies without limitation the remedy of specific performance) and are outstanding and duly in force as of the date hereof and provide adequate property insurance for the replacement of the tangible assets of the Station and adequate liability insurance for the protection of the business and operations of the Station.

                           4.1.18.  EMPLOYEE  BENEFIT AND RETIREMENT  PLANS. ARS
and ARS License do not now maintain and have never maintained any "employee pension benefit plan" or any "employee welfare benefit plan" (as defined respectively in Sections_3(2) and 3(l) of ERISA) on behalf of the Station's employees except as listed on Schedule_4.1.18 hereto and all retirement plans, bonus arrangements, life insurance or medical insurance programs or any other fringe benefit arrangements (collectively "Fringe Benefit Arrangements") for any employees of the Station whether written or unwritten except as are listed on
Schedule 4.1.18 hereto. All "employee pension benefit plans," "employee welfare benefit plans" and Fringe Benefit Arrangements listed on Schedule 4.1.18 hereto comply in all respects with all applicable requirements of law and regulation. ARS and ARS License do not maintain an employee pension benefit plan which is subject to Title IV of ERISA and has never sponsored or contributed to any "multi-employer pension plan" (as defined in Section 3(37) of ERISA).

                           4.1.19.  EMPLOYEES.  Schedule  4.1.19 attached hereto
contains a listing of the name, address, salary or compensation, accrued and/or earned vacation, sick leave and/or other benefits, job description and original employment date of all current employees of the Station along with, to the best of ARS' and ARS License's knowledge, the dates and information concerning any previous salary or compensation change or adjustment and the reasons for any such change or adjustment for each such current employee. Entercom may, but shall not be obligated (other than through its own actions independent of any provisions of this Agreement) to offer employment to any employee of Station who was employed by ARS at or before the Closing. With respect to any employees of ARS that Entercom employs at Closing, ARS shall be responsible for and pay to such employees all accrued or earned compensation and benefits of any kind as of the Adjustment Time, including without limitation severance or other termination benefits if any, provided that ARS shall not be responsible for such items to the extent that Entercom agrees to be responsible for such items and receives a credit therefore pursuant to the provisions of Section 8.2 hereof.

                           4.1.20.  BULK TRANSFER LAWS.  Neither this Agreement,
the Closing, nor any other transactions contemplated by this Agreement are subject to any Bulk Transfer Law or similar law in any jurisdiction applicable to the transactions contemplated by this Agreement.

                           4.1.21.  BROADCASTING CONTRACTS.  Except as disclosed
on Schedule 4.1.21, all Contracts for the sale of broadcast advertising are terminable without penalty by Station on not more than thirty (30) days prior written notice and all Contracts for the sale of broadcast advertising on a trade or barter basis are subject to preemption in favor of cash advertising and all trade or barter advertising under such Contracts are to be broadcast prior to the time of Closing. Schedule 4.1.21 also lists the trade and barter contracts for the Station as of the date of this Agreement, showing the current amount of trade and barter advertising obligations of the Station now outstanding and all trade and barter receivables owed to the Station. The total amount of all trade and barter advertising obligations of the Station outstanding at Closing will not exceed $20,000 and the total of the value of the advertising obligations of the Station outstanding less the value of the trade and barter receivables owed to the Station as of the Closing Date shall not exceed Ten Thousand Dollars ($10,000).

                           4.1.22.    PROPERTY,   PLANT   AND   EQUIPMENT.   All
structures, facilities machinery, equipment, furniture, fixtures, automobiles, trucks, tools and other tangible personal property included within the Property are in good operating condition and reasonable repair and are usable in the ordinary course of the operation of the Station, ordinary wear and tear excepted. Such tangible personal property includes all equipment and devices reasonably necessary for proper and safe operation of the Station, ordinary wear and tear excepted in accordance with generally accepted engineering and operating practices of a prudent radio broadcast operator.

                           4.1.23.  ENVIRONMENTAL  COMPLIANCE,   POLYCHLORINATED
BIPHYENYLS, ASBESTOS AND OTHER TOXIC OR HAZARDOUS SUBSTANCES. None of the Property used by the Station in its operations or for which the owner of the Property could be held responsible under any Environmental Laws contains: (i) any asbestos, polychlorinated biphenals ("PCBs") or any PCB contaminated oil;
(ii) any Contaminants; or (iii) any underground storage tanks. All of the Property and such real property are in full compliance with all applicable Environmental Laws and neither ARS nor ARS License has knowledge of any notice, assertion or claim to the contrary.

                           4.1.24.  FINANCIAL  AND OTHER  INFORMATION.  Schedule
4.1.24 attached hereto contains a list of all of the financial, technical and operating information provided to Entercom by ARS or ARS License concerning the operation of the Station. All such information and any additional information provided to Entercom by ARS or ARS License pursuant to this Agreement is true and correct and not misleading, does not fail to state any material information necessary to make the statements made therein not misleading, and the financial statements and material to be provided to Entercom by ARS fairly present the financial condition of the Station as of the respective dates thereof and the results of operation of the

Station for the respective periods then ended; and were prepared in accordance with generally accepted accounting principles consistently applied.

                           4.1.25. REAL PROPERTY.



                                    (a) The real property identified on Schedule
4.1.25 has vehicular access to a road and is supplied with utilities and other services necessary for the operation of that portion of the Station conducted there. No real property other than that listed on Schedule 4.1.25 or listed on
Schedule 4.1.5 pertaining to Excluded Property, is used in, held for use in connection with or necessary for the conduct of, the business or operations of the Station. The transmitting towers, related improvements, guy anchors of the transmitting towers, and the transmitter buildings used by ARS in the operation of the Station are located entirely on such real property. The improvements of ARS and ARS License upon such real property and the current use and operation on such premises by ARS and ARS License conform in all material respects to all restrictive covenants, conditions, easements, building, subdivision and similar codes and federal, state and local laws, regulations, rules, orders and ordinances and ARS has not received any notice of any violation or claimed violation of any such restrictive covenant, condition or easement, or any building, subdivision or similar code, or any federal, state or local law, regulation, rule, order or ordinance which, either individually or in the aggregate, could have a material adverse effect on the assets, business or financial condition of the Station. There is no plan, study or effort by any governmental authority or agency which could reasonably be expected to have a material adverse effect on the assets, business or financial condition of the Station. There are no latent defects in the real property which could reasonably be expected to have a material adverse effect on the assets, business or financial condition of the Station. All improvements upon the real property identified on
Schedule 4.1.25 are in good operating condition and repair, normal wear and tear excluded. Neither ARS nor ARS License has knowledge or notice (i) of any pending, threatened, or contemplated action to take by eminent domain or otherwise to condemn any portion of the real property or interest therein or
(ii) of any levied, threatened or proposed assessments for public improvements with respect to the real property.

                                    (b) The  ground  system  for the  Station is
complete and contains the requisite number of ground radials. The ground system for the Station is accessible and fully contained within real property that is owned by ARS. The Station operates within licensed parameters in both daytime and nighttime transmission, and its proof of performance is current and complete and indicates such compliance.

                                    4.1.26.   CLOSING.   All  of  the  foregoing
representations and warranties of ARS and ARS License shall be true and accurate as of the Closing Date and said representations and warranties shall be deemed to have been restated in full by ARS and ARS License as of the Closing Date except to the extent they speak as of a particular time other than the Closing Date, or except for changes contemplated by the terms hereof.

                  4.2.  ENTERCOM   REPRESENTATIONS.   Entercom   represents  and
warrants to ARS and ARS License that:

                           4.2.1. CORPORATE STANDING.  Entercom is a corporation
duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, and at the Closing Date will have the corporate power and authority to conduct its business as proposed to be conducted and upon the acquisition of the Assets will be duly qualified to do business in the State of California.

                           4.2.2.   AUTHORIZATION   OF  AGREEMENT:   NO  BREACH.
Entercom has the corporate power and authority to execute, deliver and perform this Agreement and such other agreements as are necessary to consummate the transactions contemplated hereby and this Agreement constitutes the valid and binding obligation of Entercom subject to the receipt of the consents and approvals required elsewhere herein. Assuming the said consents and approvals are obtained, neither such execution, delivery and performance nor compliance by Entercom with the terms and provisions hereof will conflict with or result in a breach of any of the terms, conditions or provisions of the Certificate of Incorporation or Bylaws of Entercom or any judgment, order, injunction, decree, regulation or ruling of any court or any other governmental authority to which Entercom is subject or any material agreement or contract to which Entercom is a party or to which it is subject, or constitute a material default thereunder.

                           4.2.3.  QUALIFICATION AS ASSIGNEE.  Entercom knows of
no facts which, under the Communications Act of 1934, as amended, or the existing rules and regulations of the Commission, would disqualify Entercom as an assignee of the Authorizations.

                           4.2.4. ABSENCE OF CONFLICTING  AGREEMENT AND REQUIRED
CONSENTS. Entercom is not subject to any judgment, award, order, writ, injunction, arbitration decision or decree which prohibits the performance of this Agreement or the consummation of any transaction contemplated under this Agreement, and there is no litigation, administrative action, arbitration, proceeding or investigating pending, or to the knowledge of Entercom, threatened, against Entercom or affecting Entercom in any federal, state or local court, or before any administrative agency or arbitrator that would adversely affect Entercom's ability to perform its obligations under this Agreement or would hinder the consummation of the transactions contemplated hereunder.

                           4.2.5.  All  of  the  foregoing  representations  and
warranties of Entercom shall be true and accurate as of the Closing date and said representations and warranties shall be deemed to have been restated in full by Entercom as of the Closing Date except to the extent they speak as of a particular time other than the Closing Date.

                                    ARTICLE V

                                   CONDITIONS

                  5.1. COMMISSION CONSENT AND APPROVAL AND HSR ACT WAITING PERIOD. Performance of the obligations of the parties under this Agreement and the Closing of the transaction provided for herein are and shall be subject to the occurrence and concurrence of the express condition precedent that the Commission has granted its consent and approval in writing to the assignment to Entercom of the Authorizations issued by the Commission for the Station as contemplated hereby, such consent to be free of any material adverse condition, and the waiting periods (as it may be extended) applicable to the transfer of the Assets under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") shall have expired or been earlier terminated.

                  5.2. ENTERCOM'S CONDITIONS. Performance of the obligations of Entercom under this Agreement and the Closing of the transactions provided for herein are and shall be subject to the occurrence of the express conditions precedent, any of which may be waived by Entercom that:

                           5.2.1. The Commission's consent and approval required
by Section 5.1 hereof and the consent and required approval of any other governmental authority has been issued or received without any material adverse condition and the Commission's consent shall have become a Final Order; and

                           5.2.2. The application of ARS License for the renewal
of the Authorizations of the Station shall have been granted without any material adverse condition and such grant shall have become a Final Order by the date that is 120 days after the closing of that certain Asset Exchange Agreement by and between the parties dated July 18, 1997.

                           5.2.3.  Between  the date of this  Agreement  and the
date of Closing, except for periods not to exceed twenty-four (24) hours in any one continuous period or forty-eight (48) hours in the aggregate, the Station shall have broadcast continuously from its main antenna.

                           5.2.4.  At or prior to  Closing,  Entercom  shall not
have received any information that the Property and/or any real property used by the Station in its operations and for which Entercom could be held responsible under any Environmental Law may contain any asbestos, PCB's, PCB contaminated oil, underground storage tanks, or any Contaminant, or that any of the property or any such real property are not or may not be in full compliance with all Environmental Laws.

                           5.2.5.  ARS' and ARS  License's  representations  and
warranties contained in Section 4.1 hereof shall be true and correct in all material respects at and as of the Closing Date as if made on and as of such date except to the extent that they speak as of a particular time other then the Closing Date.

                           5.2.6. All of the terms,  covenants and conditions to
be complied with and performed by ARS on or prior to the Closing Date shall have been complied with or performed in all material respects.

                           5.2.7.  Closing  shall  have been  consummated  on or
before June_30, 1998 provided that the failure to consummate Closing shall not be due to a default by Entercom in its obligations hereunder.

                           5.2.8.  Closing  under the Asset  Exchange  Agreement
between the parties dated as of July 18, 1997, shall have occurred.

                  5.3 ARS AND ARS LICENSE CONDITIONS. Performance of the obligations of the ARS and ARS License under this Agreement and the Closing of the transactions provided for herein are and shall be subject to the occurrence of the express conditions precedent, each of which may be waived by the ARS and ARS License that:

                           5.3.1.  Entercom's   representations  and  warranties
contained in Section 4.2 hereof shall be true and correct in all material respects at and as of the Closing Date as if made on and as of such date except to the extent they speak as of a particular time other than the

Closing Date and only if the failure of any such representation or warranty to be true and correct at Closing prevents Entercom from consummating the Closing hereunder.

                           5.3.2. All of the terms,  covenants and conditions to
be complied with and performed by Entercom on or prior to the Closing Date shall have been complied with or performed in all material respects.

                  5.4.  NONOCCURRENCE  OF  CONDITIONS.   This Agreement  may  be
terminated in accordance with Article IX hereof as follows:

                           5.4.1.  By either party if consent to the  assignment
of the Authorizations issued by the Commission for said Station is denied by Final Order;

                           5.4.2. By Entercom if Entercom is not then in default
hereunder and the conditions set forth in Section_5.2 of this Agreement shall not either have been met or waived by Entercom; and

                           5.4.3. By ARS or ARS License if ARS or ARS License is
not then in default hereunder and the conditions set forth in Section 5.3 of this Agreement shall not either have been met or waived by ARS or ARS License.


                                   ARTICLE VI

                           OPERATIONS PENDING CLOSING.

                  6.1. AFFIRMATIVE COVENANTS OF ARS AND ARS LICENSE. During the period from the date of this Agreement to the Closing Date, ARS and ARS License shall:

                  6.1.1. Conduct the business and operations of the Station in accordance with sound and prudent operating practices and all requirements of law and regulation and, to the extent consistent with the foregoing, in the same manner in which the same have heretofore been conducted with the intent of preserving the ongoing operations and business of the Station. In connection therewith ARS and ARS License shall use their reasonable efforts to preserve the operations, organization and reputation of the Station consistent with past practice, to preserve the good will and business of the Station's advertisers, suppliers and others having business relations with the Station with no less effort than as in the prior conduct of the business of the Station.

                  6.1.2. Cooperate with Entercom in connection with Entercom's review, analysis and monitoring of the Assets and the operations of the Station to the end that an efficient transfer of the Assets may be made at Closing and the business of Station may continue on an uninterrupted basis. In addition to providing information required hereunder or reasonably requested by Entercom, ARS and ARS License agree to promptly notify Entercom of any unusual problems or developments of which ARS or ARS License becomes aware with respect to the Assets, or the business of the Station and of any change in any of the information contained in the representation and warranties made in Article 4 including without limitation, immediate notification to Entercom of any information ARS or ARS License receives concerning offers of employment by third parties to any of the Station's employees and of any litigation, arbitration or administrative proceeding pending, or to the knowledge of ARS or ARS License, threatened which challenges the transactions contemplated hereby.

                  6.1.3. Consult with Entercom regarding any proposed material changes to the operation of the Station to insure the continued operation of the Station as it is now operated and cooperate with Entercom to insure a smooth transfer of ownership and continuity of operations at Closing. The foregoing shall not be construed to require Entercom to consult with ARS or ARS License or to render any advice to ARS or ARS License.

                  6.1.4. Entercom may obtain a Phase I Environmental Assessment of all of the property and any real property used by the Station in their operations and for which Entercom could be held responsible under any Environmental Laws. In the event such Assessment discloses any potential for conditions contrary to the representations and warranties contained in Section 4.1.23, ARS and/or ARS License will take whatever additional measures recommended in such Assessment and will take whatever steps are necessary to insure that such representations and warranties are true and correct as of the date of Closing.

                  6.1.5. Cooperate with Entercom in Entercom's efforts to employ at Closing any of the current employees relating to the Station listed on
Schedule 4.1.19 that Entercom chooses, including without limitation: (i) allowing Entercom to meet privately with any such current employees of the Station; (ii) not interfering with or attempting to undermine in any way, Entercom's efforts to employ such employees at the Closing; and (iii) not discussing or offering continued employment with any such employees until Entercom has affirmatively notified ARS that Entercom will not offer employment to that employee at Closing.

                  6.1.6. ARS and/or ARS License shall make capital expenditures reasonably required to maintain and repair the Station equipment and to continue the operations of the Station consistent with past practice.

                  6.1.7. ARS shall, within thirty (30) days after the execution of this Agreement at its expense, (i) commission a qualified title company to prepare and provide to Entercom a preliminary title report with respect to the real property within the Station Property other than the real property subject to the Communications Site License Agreement (the "KCTC Preliminary Title Report"), and ARS shall promptly provide a copy of the KCTC Title Report to Entercom, together with complete copies of all documents relating to the title exceptions referred to in the KCTC Preliminary Title Report, (ii) commission a qualified surveyor to prepare and provide to Entercom a Category 1-A Condition IV Survey of the real property within the Station Property other than the real property subject to the Communications Site License Agreement (the "KCTC Survey") depicting the location of all title exceptions. Entercom shall have the right to disapprove of any title exceptions other than Permitted Encumbrances (whether or not disclosed in the KCTC Preliminary Title Report) which in Entercom's reasonable discretion, have an adverse impact on the Property or Entercom's use thereof, and Entercom shall notify ARS of any such disapproval within thirty (30) days after receipt of the KCTC Preliminary Title Report and KCTC Survey by Entercom. All title exceptions set forth in the KCTC Preliminary Title Report and any supplemental reports or updates to the KCTC Preliminary Title Report and not disapproved by Entercom within the time periods provided herein shall constitute Permitted Encumbrances. Prior to the Closing, ARS shall, at its expense, remove or cause to be removed, all disapproved exceptions (the "Disapproved Matters") or, in the alternative, obtain title insurance in a form satisfactory to Entercom, insuring against the effect of such Disapproved Matters.

                  6.1.8. ARS and ARS License shall use their best efforts to prosecute with the Commission the application for renewal of the Authorizations, such that the application is granted without any material adverse condition and, to the extent reasonably possible, on or prior to the date for expiration of such Authorizations.

                  6.1.9. Within a period of ten (10) days following the execution of this Agreement, ARS and ARS License shall use their best efforts to finalize all schedules referred to in Section_4.1 and shall use their best efforts thereafter to promptly supplement or amend the final schedules referred to herein with respect to any matter arising after the date of this Agreement that would have been required to make such schedules complete and accurate. Prior to the acceptance of final schedules or any modification of any schedule referred to in Section_4.1 by ARS or ARS License pursuant to this Section_6.1.9, Entercom and ECI shall have the right to approve such schedule or modification, such approval not to be unreasonably withheld, conditioned or delayed. If Entercom disapproves of any final schedule or modification thereafter pursuant to this Section_6.1.9, any such schedule or proposed modification will not be accepted or permitted, as the case may be, except as thereafter agreed to by the parties. If the parties fail to agree in the exercise of reasonable good faith judgment on any such final schedule or proposed modification thereto, this Agreement shall terminate and no party shall have any further liability to any other party hereunder in the case of disagreement over final schedule or, in the case of a schedule modification, Entercom may proceed to Closing and seek indemnification pursuant to Section_9.7 hereof.

                  6.1.10. ARS shall consult with Entercom concerning any impending expiration of any Lease or Contract and renew such Leases or Contracts to the extent requested by Entercom, with such modified terms (if any) as shall be approved by Entercom.

                  6.2. NEGATIVE COVENANTS OF ARS AND ARS LICENSE. Unless Entercom has given its consent in writing, which consent shall not be unreasonably withheld or delayed, ARS and ARS License shall not, directly or indirectly, during the period from the date hereof to the Closing Date:

                           6.2.1.  Cancel,  amend,  modify  adversely,   assign,
encumber or in any way discharge or terminate the Leases.

                           6.2.2.  By any  act  or  omission  surrender,  modify
adversely, forfeit or fail to renew on regular terms any Authorizations for the Station or take or omit any action which might result in the Commission instituting any proceedings for the revocation, suspension or modification of any of the Authorizations.

                           6.2.3.  Except in the usual  and  ordinary  course of
business, sell or dispose of any of the Assets; provided that any Assets so disposed of in the ordinary course of business are replaced with Assets of like kind, quality and quantity;

                           6.2.4. Suffer or permit the creation of any mortgage,
conditional sale agreement, security interest, lease, lien, hypothecation, pledge, encumbrance, restriction, liability, charge, claim or imperfection of title on or with respect to any of the Assets other than Permitted Encumbrances.

                           6.2.5.  Fail  to  repair,  replace  or  maintain  the
Station's transmitting equipment, studio and other technical equipment and furniture, fixtures and office equipment in good order and condition reasonable wear and tear excepted and in accordance with the generally accepted standards of maintenance applicable to the broadcasting industry or fail to maintain at levels consistent with past practice its equipment, supplies and other tangible property used or usable in the operation of the Station;

                           6.2.6.  Enter  into  any  agreement  for the  sale of
broadcast time on the Station which cannot be terminated upon not more than thirty (30) days' written notice.

                           6.2.7.  Enter  into or extend or renew any  agreement
for the sale of broadcast time on the Station on a trade or barter basis which would cause the total obligation for trade broadcast time or the differential between trade broadcast time due and trade receivables to exceed the limits in
Section 4.1.21.

                           6.2.8.  Increase or decrease  the number of full time
employees currently employed solely by the Station or increase or decrease the total current weekly employee payroll expense from that existing in the last payroll period in June, 1997 for the Station by more than ten percent (10%) or materially change any sales commission formula.

                           6.2.9.  Hire  any new or  replacement  management  or
supervisory employees, or talent for major dayparts, including without limitation general manager, sales manager, program director, announcer for any period 6 a.m. to midnight Monday through Friday, business manager, or promotion director.

                           6.2.10.  Modify the current  forma and/or the program
selection practices of the Station or materially modify the music/program rotation policy of the Station.

                           6.2.11.  Reduce  by more than ten  percent  (10%) the
amount or modify the type of research and external promotion advertising for the Station from that which has been budgeted by ARS as reflected in the documents listed on Schedule 4.1.24 hereto.

                           6.2.12.  Reduce or  increase by more than ten percent
(10%) the amount of on-air promotion, contests or the dollar value of prizes on the Station from that which has been budgeted by ARS as reflected in the documents listed on Schedule 4.1.24 hereto.

                           6.2.13.  Allow or cause to exist any event of default
material to this transaction under any agreement to which ARS or ARS License is a party.

                           6.2.14. Fail to take any reasonable actions necessary
to maintain the Station's continuous broadcast operations from its main antenna.

                           6.2.15. Fail to take any reasonable actions necessary
to avoid the happening of or to cure the existence of any damage to or impairment of any of the Assets.

                           6.2.16. Enter into any new material contracts,  other
than Contract for the sale of broadcast time, that will not be fully performed prior to the date of Closing.

                           6.2.17.  Renew, extend, modify or cancel, or allow or
suffer the automatic renewal, extension or cancellation of any of the Contracts or Leases, except for renewal of such Contracts or Leases as is otherwise provided herein.

                           6.2.18.  Fail to operate  the  Station in  conformity
with all of the applicable requirements of law and regulation.

                           6.2.19.  Deviate from the Station's current broadcast
scheduling practices of broadcasting not more than twelve (12) commercial announcements nor more than ten (10) minutes of commercial announcements in any one hour period.

                           6.2.20.  Deviate in any  material way with respect to
the methodology ARS, ARS License and its predecessors have utilized during the one year period prior to the date of this Agreement for selling commercial air time on the Station and for setting rates with respect to such commercial air time.

                  6.3. NO CONTROL BY ENTERCOM. Nothing contained in this Agreement shall give to Entercom any right to control the operations of the Station prior to the

Closing Date. Any advice, counsel or consent given to ARS or ARS License by Entercom under this Article VI will not mitigate, detract from or otherwise affect ARS' or ARS License's representations, warranties or obligations under this Agreement and the consequences of ARS and/or ARS License acting on any such advice, counsel or consent will be solely ARS' and ARS License's responsibility. Any advice, counsel or consent given to Entercom by ARS and/or ARS License under this Article VI will not mitigate, detract from or otherwise affect Entercom's representations, warranties or obligations under this Agreement.

                                   ARTICLE VII

                             PREPARATION FOR CLOSING

                  7.1. APPLICATION TO COMMISSION. The parties hereby bind themselves to use all reasonable efforts, and to cooperate with each other, in seeking the consent and approval of the Commission to the assignment of all Authorizations heretofore granted and issued in connection with the Station, as herein provided; diligently and promptly to prepare, sign and file with the Commission within ten (10) days from the date of this Agreement any and all applications requisite or desirable to procure such consent and approval (the "Applications"); and diligently and promptly to prepare and submit to the Commission all information, data, exhibits, amendments, resolutions, statements and other material necessary or proper in connection with the Applications; and diligently to pursue the grant of a Final Order approving such Applications by the Commission. With respect to the foregoing, ARS and ARS License hereby agree, commit and bind themselves to prepare and deliver to Entercom on or before five
(5) days from the date of this Agreement ARS' and ARS License's portions of all applications and documents necessary for filing with the Commission to obtain the consent and approval of the Commission as required to permit the consummation of the transactions contemplated by this Agreement.

                  7.2. INSPECTION BY ENTERCOM. During the period from the date of this Agreement to the Closing Date, ARS and ARS License shall afford engineers, attorneys, accountants and other consultants and/or representatives of Entercom free access during normal business hours to the employees, offices, studios, transmitter site, equipment, records and other documents pertaining to the Station and furnish Entercom with all information concerning said Station as Entercom may reasonably request, including but not limited to applications, responses to the Commission inquiries, and other documents filed by ARS or ARS License with the Commission. For purposes of the foregoing records shall include, without limitation, any sales, research, consulting and ratings reports relating to the Station.

                  7.3. CONFIDENTIALITY. Entercom hereby covenants and agrees that in the event the transactions contemplated by this Agreement are not consummated for any reason whatsoever, Entercom will upon request return to ARS within ten (10) days from the date of such request, all copies of all information designated at the time of delivery as confidential by ARS or ARS License regarding ARS or ARS License, the Assets, the Station and the business and operation of the Station; and Entercom hereby covenants and agrees to hold all such information (the "Confidential Information") in confidence and not to disclose, or cause any representative, agent or employee of Entercom to disclose to any third parry any portion of the Confidential Information and not to use any portion of the Confidential Information for Entercom's own benefit.

                  7.4. HART-SCOTT-RODINO NOTIFICATION. As promptly as practicable and no later than twenty (20) days after the date hereof, the parties hereto shall take all steps reasonably necessary to file and shall participate in the filing of all requisite documents and notifications required to be filed pursuant to the HSR Act. All filing fees in connection with such notifications shall be divided equally between ARS and Entercom. The parties agree diligently to take and fully cooperate in the taking of, all necessary and proper steps, and provide any additional information reasonably requested in order to obtain promptly the expiration of the waiting period under the HSR Act.


                                  ARTICLE VIII

                                     CLOSING

                  8.1. CLOSING. Closing shall take place at the time and place agreed to by the parties hereto. In the absence of agreement thereon and except as modified elsewhere herein, the Closing shall take place by mail at 10:00 a.m., Eastern Time on a date selected by Entercom on at least five (5) days prior written notice but not later than, except as set forth below, five (5) business days after the later of: (a) the satisfaction or waiver of each condition to closing contained herein (other than such conditions as can only be satisfied at the Closing); and (b) the expiration of any period of extension for Closing provided elsewhere in this Agreement. If such date falls on a Saturday, Sunday or legal holiday in the State of California, then such Closing shall take place as provided herein on the next business day.

                  8.2. ADJUSTMENTS. Operation of the Assets and the income and expense attributable thereto up to the Adjustment Time shall be for the account of ARS and thereafter for the account of Entercom. Proration between ARS, ARS License and Entercom of the items mentioned in this section shall be effected as of the Adjustment Time in accordance with the provisions of this section. If the amount of any such items cannot readily be ascertained on the Closing Date, an estimate of the proper proration of such items shall be agreed upon by the parties and the actual proration of such item shall be computed and paid not later than ninety (90) days from the Closing Date. Such proration shall include, without limitation, the following:

                           8.2.1.  ARS shall be  entitled to all income or other
consideration to be paid on account of all Contracts or Leases, to the extent that such income or other considerations accrue before the Adjustment Time and thereafter Entercom shall be entitled to same.

                           8.2.2. All accounts  receivable for broadcasts on the
Station which occur prior to the Adjustment Time (the "Accounts Receivable") shall belong to ARS and for broadcasts which occur thereafter shall belong to Entercom. Within five (5) days following the Closing, ARS shall deliver to Entercom a Schedule of Accounts Receivable of the Station as of the Adjustment Time (the "Schedule of Accounts Receivable"). Entercom agrees to collect for ARS its Accounts Receivable as shown on the Schedule of Accounts Receivable for a period of one hundred twenty (120) days following the Closing. ARS will at the Closing provide Entercom a power of attorney or other required authorization for the limited purpose of allowing Entercom to endorse and deposit checks and other instruments received in payment of such Accounts Receivable. All payments received by Entercom from any customer whose name appears in the Schedule of Accounts Receivable and who is also a customer of Entercom shall be credited as payment of the account or invoice designated by such customer. In the absence of any such designation by the customer, payments shall be first credited to the oldest invoice which is not disputed by said customer. Entercom shall keep accurate records of the payment received by it on such Accounts Receivable and ARS shall have access at reasonable times to Entercom's records to verify such status of the Accounts Receivable. Within thirty (30) days from the end of each standard broadcast month, Entercom shall remit to ARS amounts previously collected by Entercom on such Accounts Receivable, along with a written accounting of same. Any Accounts Receivable that have not been collected within such one hundred twenty (120) day period shall be returned to ARS, together with all records in connection therewith, whereupon ARS may pursue collection thereof in such manner as ARS, in its sole discretion, may determine. Entercom shall not have the right to compromise, settle or adjust the amounts of any such Accounts Receivable without ARS' prior written consent. Except to remit collected Accounts Receivable in accordance herewith, Entercom shall have no liability or obligation to ARS with respect to the collection of ARS' accounts and shall not be obligated to take any action to collect such accounts.

                           8.2.3.  Rental and other obligations under the Leases
and Contracts to be assigned and assumed hereunder including utilities and other cost or expenses payable thereunder.

                           8.2.4. General and special state, county,  school and
municipal taxes and assessments (exclusive of rebates, penalties or interest) on the Property to be conveyed hereunder payable during the fiscal year of the taxing authority in which the Adjustment Time falls and if the amount of any such items may not then be ascertained, an interim adjustment shall be effected on the basis of the corresponding items for the preceding year subject to final adjustment at such time as the relevant information becomes available. The foregoing notwithstanding, ARS and/or ARS License shall be responsible for and shall pay any penalties or interest which are assessed and be entitled to recover any rebate or refund on account of any such taxes or amounts which accrue at or before the Adjustment Time, provided that any such penalty or interest or portion thereof which results from any failure by Entercom to perform any of Entercom's obligation under this Agreement after the Closing shall be Entercom's responsibility.

                  8.3. CLOSING DELIVERIES TO ENTERCOM. At or before the Closing, ARS and/or ARS License shall deliver to Entercom the following items and documents in form satisfactory to counsel for Entercom and properly executed, unless Entercom shall waive in whole or in part in writing such delivery and then only to the extent of such waiver:

                           8.3.1.  Bills  of  Sale  and  assignments  and  other
instruments of transfer and conveyance, transferring to Entercom the Property to be sold, transferred or assigned hereunder and the rights and interests under the Leases and Contracts being assigned to Entercom hereunder and estoppel certifications by the other parties to such Leases and those Contracts designated as material contracts on Schedule 4.1.7 that ARS and/or ARS License are not then in default under the terms of the Lease or Contract to which such other party is a party.

                           8.3.2.  An assignment of all right title and interest
of ARS License in and to the Authorizations and all pending applications relating to the Station before the Commission.

                           8.3.3.  All keys to and actual  possession  of all of
the Property, in the same condition as the same now is, except for ordinary wear and tear thereof.

                           8.3.4.  A certified  copy of resolutions of the Board
of Directors of ARS and ARS License duly authorizing the execution, delivery and performance of this Agreement and all documents to be executed and delivered by ARS and ARS License at the Closing and thereafter.

                           8.3.5. A certificate  signed by an authorized officer
of ARS and ARS License, to the effect that no act or omission of ARS or state of facts contrary to the agreements, representations and warranties contained herein has been taken or has occurred and that said representations and warranties are true and correct in all material respects as of the Closing Date with the same effect as if made as of the time of Closing.

                           8.3.6.  The  consents  of any public  authorities  or
third persons that may be required in connection with the performance of this Agreement.

                           8.3.7. Opinions of Michael B. Milsom, General Counsel
for ARS, with respect to matters other than Commission related matters and of Dow, Lohnes & Albertson, with respect to Commission related matters, dated as of the date of Closing and in form and substance satisfactory to Entercom to the effect that:

                                    8.3.7.1.    ARS   and   ARS    License   are
corporations duly organized and existing and in good standing under the laws of the State of Delaware and are duly qualified to do business in the State of California and any other jurisdiction where such qualification is required;

                                    8.3.7.2.   ARS  and  ARS  License  have  the
corporate power and authority to execute, deliver and perform this Agreement and to convey, assign, transfer and deliver the Assets pursuant to the terms of this Agreement;

                                    8.3.7.3. All corporate  proceedings required
to be taken by ARS and ARS License to authorize ARS and ARS License to execute, deliver and perform this

Agreement and to convey, assign, transfer and deliver to Entercom the Assets hereunder have been duly and properly taken;

                                    8.3.7.4.  This  Agreement  and all documents
and instruments executed and delivered hereunder by ARS and ARS License are the legal, valid and binding obligations of ARS and ARS License and have been validly executed on behalf of ARS and ARS License and are valid and enforceable in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally and by application of general equitable principles affecting the enforcement of equitable remedies (including within said equitable remedies, without limitation, the remedy of specific performance).

                                    8.3.7.5.  The  execution and delivery by ARS
and ARS License of this Agreement and all the documents delivered by ARS and ARS License pursuant to this Agreement and the sale of the Assets to Entercom will not: (i) constitute a violation of the Certificate of Incorporation, as amended, or the Bylaws, as amended, of ARS or ARS License; (ii) constitute a violation of any statute, judgment, order, decree or regulation of any court, governmental authority or arbitrator applicable or relating to ARS, ARS License or the Assets; (iii) conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of any material agreement known to such counsel to which ARS or ARS License is a party or by which ARS or ARS License may be bound; or (iv) create any claim, lien, charge or encumbrance on the Station or the Assets pursuant to or as a consequence of any of the foregoing.

                                    8.3.7.6.  All other actions and  proceedings
required by federal, state and local laws or this Agreement to be taken by ARS or ARS License at or prior to the Closing in connection with this Agreement and the transactions provided for therein have been duly and validly taken.

                                    8.3.7.7.  Such  counsel  knows of no  claim,
legal action, court action, suit, arbitration, governmental investigation or other legal, administrative, or tax proceeding pending or threatened against ARS or ARS License or to which ARS or ARS License is or would be a party or relating to the Assets or the transactions contemplated by this Agreement which would have an adverse effect on the Station business or on the Assets or on the transfer of the Assets to Entercom, other than those set forth in Schedule 4.1.14.

                                    8.3.7.8. ARS License is the authorized legal
holder of the Authorizations. The Authorizations are in full force and effect. To such counsel's knowledge after reasonable investigation: (i) there is not now pending or threatened any action by or before the Commission to revoke, cancel, rescind, modify or refuse to renew any of the Authorizations and (ii) there is not then pending or threatened, issued or outstanding by or before the Commission, any investigation, Order to Show Cause, Notice of Violation, Notice of Apparent Liability or Notice of Forfeiture or complaint concerning the Station or concerning ARS or ARS License if such matter could have an adverse effect on the Station or the consummation of the transactions contemplated by this Agreement.

                                    8.3.7.9. The Commission has granted approval
to the assignment of the Authorizations and the application for renewal of the Authorizations such grants have become a Final Order (unless waived by Entercom) in accordance with the rules and regulations of the Commission, subject to timely notice of consummation of the sale of the Assets and assignment of the Authorizations.

                           8.3.8. All books,  records, public files,  contracts,
leases, Commission filings, correspondence, files and other documents relating to and necessary or appropriate to the operation of the Station, excluding however, accounting records relating to ARS' and ARS License's period of ownership (provided Entercom is given copies thereof), minute books and other corporate records of ARS or ARS License.

                           8.3.9.  The  Communications  Site  License  Agreement
executed by American Tower Systems Corporation, in the same form attached as Exhibit A hereto.

                           8.3.10.  ARS  shall  deliver  to  Entercom  a General
Warranty Deed in recordable form transferring a fee simple interest in any fee estate included within the Property other than the real property subject to the Communications Site License Agreement and a fully paid policy of title insurance (ATLA owners policy-Form 1970, if available or Form 1984 or 1990 with 1970 endorsements), for the benefit of insuring good and marketable title to such real property free and clear of all liens and encumbrances issued by a title insurance company reasonably acceptable to Entercom and in the amount allocated to such real property hereunder, subject to standard title exceptions and survey exceptions, none of which will impair or interfere with the continued use of such real property as such is currently used.

                  8.4. CLOSING DELIVERIES TO ARS. At the Closing, Entercom shall deliver to ARS or a qualified intermediary designated by ARS the Purchase Price as set forth in Section 2.3 and deliver to ARS or a "qualified intermediary" designated by ARS the following items and documents in form satisfactory to counsel for ARS and properly executed unless ARS shall waive in whole or part in writing such delivery and then only to the extent of such waiver:

                           8.4.1.   An  opinion  of  John  C.  Donlevie,   Esq.,
Entercom's General Counsel, in form and substance satisfactory to ARS to the effect that Entercom is a corporation duly organized, validly existing and in good standing in the Commonwealth of Pennsylvania, is duly authorized and empowered to enter into all of its undertakings herein provided and is duly qualified to do business in the State of California; that this Agreement and all documents to be executed or delivered hereunder by Entercom at Closing are valid and binding upon Entercom in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by application of general equitable principles affecting the enforcement of equitable remedies (including within said equitable remedies without limitation the remedy of specific performance); all corporate proceedings required to be taken by Entercom to authorize Entercom to execute, deliver and perform this Agreement have been duly and properly taken; and Entercom's counsel does not know or have any reasonable grounds to know of any violation by Entercom of any of its agreements, representations, warranties, certificates or affidavits contained herein or delivered pursuant hereto which would prevent Entercom from consummating the Closing hereunder. With respect to matters of California law such opinion of Entercom's counsel may be based solely on or may be given by Entercom's California counsel.

                           8.4.2.  One  or  more  Agreements   whereby  Entercom
assumes and agrees to pay when due any liabilities of ARS or ARS License specifically assumed by Entercom hereunder, including without limitation, those liabilities accruing after the Adjustment Time with respect to those Leases and Contracts being assumed by Entercom hereunder.

                           8.4.3.  Certified  copies of the  resolutions  of the
Board of Directors of Entercom approving and ratifying this Agreement and all transactions contemplated by this Agreement.

                           8.4.4.  A certificate  signed by the President or any
Vice President of Entercom to the effect that with respect to any matter which would prevent Entercom from consummating the Closing, no act or omission of Entercom or state of facts contrary to the agreements, representations and warranties contained herein has been taken or has occurred and that said representations are true and correct as of the Closing Date with the same force and effect as if made as of the time of Closing.

                  8.5. COVENANTS OF FURTHER ASSURANCE. At and after the time of Closing, upon request of Entercom, ARS and/or ARS License shall take such action and deliver to Entercom such further instruments of assignment, conveyance or transfer or other documents of further assurance as in the opinion of counsel for Entercom may be reasonably necessary to evidence the full and effective transfer, conveyance and assignment of the Assets and possession thereof to Entercom, its successors and assigns, and to assure complete performance of this Agreement by ARS and ARS License in all respects.

                  8.6. DAMAGE TO PROPERTY. If, at the time of Closing, the tangible personal property to be sold hereunder shall have suffered loss or damage to an extent that affects the value thereof and ARS or ARS License shall not have repaired, replaced or restored the same with property of like kind, quality and value, Entercom shall have the right at its election to (i) complete the purchase and Closing, in which event it shall be entitled to a reduction in the Purchase Price equal to the greater of the amount necessary to repair, replace or restore such damaged property with property of like kind, quality and value or the amount of any and all insurance proceeds available to ARS, if any, collectible by reason of such loss or damage,
(ii) postpone closing until such time as ARS or ARS License shall have so repaired, replaced or restored such property, provided that if such postponement exceeds ninety (90) days then Entercom shall have the right to terminate this Agreement in accordance with Article IX hereof.

                  8.7. TAXES ON TRANSACTION. All sales, purchase, transfer, use or documentary taxes, if any, payable by reason of this Agreement or any of the transactions contemplated hereby or the sale, transfer or delivery of any of the Assets to Entercom whether or not imposed on ARS or ARS License, shall be paid and borne by ARS or ARS License, either directly or by reimbursement to Entercom and ARS or ARS License shall indemnify and hold Entercom harmless with respect to the above taxes and any expenses incurred by Entercom relating to same.


                                   ARTICLE IX

                    TERMINATION, DEFAULT AND INDEMNIFICATION

                  9.1. TERMINATION BY REASON OTHER THAN DEFAULT. This Agreement may be terminated by a party hereto not then in default hereunder upon written notice to the other party if:

                           9.1.1.  Events  occur  which  give rise to a specific
right  hereunder to terminate  this Agreement by the party seeking to terminate;
or

                           9.1.2. Any material condition set forth herein to the
obligation of the party seeking to terminate this Agreement to complete the transaction has not been satisfied or complied with by the Closing Date and has not been waived by the party seeking to terminate.

                  9.2. EFFECT OF TERMINATION BY REASON OTHER THAN DEFAULT. If this Agreement is duly terminated by either party as provided in Section 9.1, then all obligations of either party to the other shall cease and both parties shall be fully and finally released herefrom.

                  9.3.  DEFAULT.   The  following  shall  constitute  a  default
hereunder:

                           9.3.1. If any of the representations or warranties of
a party contained herein is inaccurate or breached in any material respect; or

                           9.3.2.  If any of the obligations to be performed her
under by a party hereto is not performed during the period or at or before the time specified herein for such performance.

                  9.4. ARS' REMEDY. In the event Entercom is obligated to complete Closing hereunder and defaults in such obligation which default is not waived by ARS, ARS' sole remedy shall be to receive Two Hundred Thousand Dollars ($200,000) as liquidated damages in full and final settlement of all claims under this Agreement and there shall be no other or further obligations, liabilities or remedies of the parties hereunder. In the event Closing occurs hereunder, ARS' or ARS License's remedy for any default by Entercom shall be indemnification pursuant to Section 9.7 hereof.

                  9.5. ENTERCOM'S REMEDIES. In the event of a default by ARS and/or ARS License hereunder, which is not waived by Entercom, Entercom shall have the following remedies:

                           9.5.1.  Entercom may by written notice to ARS and ARS
License terminate this Agreement in which event Entercom shall be entitled to recover from ARS or ARS License any damages Entercom sustained as a result of the default by ARS and/or ARS License hereunder.

                           9.5.2.Entercom  may seek specific  performance by ARS
or ARS License of ARS' or ARS License's obligations hereunder and shall also be entitled to any other remedy available at law or in equity, including without limitation the recovery of any damages incurred by Entercom as a result of the default by ARS or ARS License hereunder. ARS and ARS License covenant that under such circumstances they shall not assert in defense of an action seeking specific performance of this Agreement in favor of Entercom that Entercom has available adequate remedies at Law.

                           9.5.3.In   the  event   Closing   occurs   hereunder,
Entercom's remedy for any default by ARS or ARS License shall b indemnified pursuant to Section 9.7 hereof.

                  9.6. LIQUIDATED DAMAGES NOT A PENALTY. With respect to the liquidated damages provided for in Section 9.4 her of, ARS and Entercom hereby acknowledge and agree that the damage that may be suffered by either party in the event of a default by the other party hereunder is not readily ascertainable and that such liquidated damages as of the date hereof are a reasonable estimate of such damages and are intended to compensate ARS for any such damage and are not to be construed as a penalty.

                  9.7. INDEMNIFICATION.

                           9.7.1.  By ARS and ARS  License.  ARS and ARS License
shall indemnify, defend and hold Entercom and its officers, directors, employees and affiliates harmless from, against and with respect to any and all loss, damage, claim, obligation, assessment, cost, liability, and expense (including, without limitation, reasonable attorney's fees and costs and expenses incurred in investigating, preparing, defending against or prosecuting any litigation or claim, action, suit, proceeding or demand) of any kind or character (a "Loss") incurred, suffered, sustained or required to be paid by any of them and resulting from, related to or arising out of:

                                    (a) any breach of any of the representations
or warranties made by ARS or ARS License in or pursuant to this Agreement, or in any agreement, document or instrument executed and delivered pursuant hereto or in connection with the Closing hereunder;

                                    (b) any  failure  by ARS or ARS  License  to
perform or observe, or to have performed or observed, in full, any covenant or agreement to be performed or observed by it pursuant to this Agreement or in any agreement, document or instrument executed and delivered by or on behalf of it in connection with the Closing hereunder;

                                    (c) any and  all  obligations  of ARS or ARS
License, except for obligations to be assumed or retained by Entercom under the terms of this Agreement; or

                                    (d)  ARS'  or  ARS  License's  operation  or
ownership of the Assets prior to the Adjustment Time, including any and all obligations and liabilities arising under the Authorizations or the Contracts and Leases which accrue or relate to a period of time prior to the Adjustment Time; or

                           9.7.2. By Entercom.  If Closing does not occur due to
a default by Entercom in its obligation to complete such Closing hereunder, ARS' and ARS License's remedy shall be liquidated damages pursuant to Section 9.4 hereof. Provided Closing occurs hereunder, Entercom shall indemnify, defend and hold ARS and ARS License and their officers, directors, employees and affiliates harmless from, against and with respect to any Loss (as defined in Section 9.7.1) incurred, suffered, sustained or required to be paid by any of them and resulting from, related to or arising out of:

                                    (a) any breach of any of the representations
or warranties made by Entercom in or pursuant to this Agreement or in any agreement, document or instrument executed and delivered pursuant hereto or in connection with the Closing hereunder;

                                    (b) any  failure by  Entercom  to perform or
observe, or to have performed or observed, in full, any covenant or agreement to be performed or observed by it pursuant to this Agreement or in any agreement, document or instrument executed and delivered by or on behalf of it in connection with the Closing hereunder; or

                                    (c)  any  and all  obligations  of  Entercom
except for obligations to be assumed or retained by ARS and ARS License under the terms of this Agreement; or


                                    (d) Entercom's operation or ownership of the
Assets after the Adjustment Time, including any and all liabilities arising under the Authorizations or the

Contracts assumed by Entercom and Leases assumed by Entercom which accrue after the Adjustment Time or which relate to or arise out of events occurring after the Adjustment Time.

                           9.7.3. Procedures.  Any party seeking indemnification
under this Agreement (the "Indemnified Party") shall give the party from who indemnification is sought (the "Indemnifying Party") written notice of any claim or the commencement of any action or proceeding for which the Indemnified Party seek indemnification, and the Indemnified Party shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting from such claim, unless injunctive relief is sought against the Indemnified Party in which case the Indemnified Party shall have the right to join in any defense. The Indemnified Party's failure to give the Indemnifying Party notice under this clause shall not preclude the Indemnified Party from seeking indemnification from the Indemnifying Party except to the extent that the Indemnified Party's failure has materially prejudiced the Indemnifying Party's ability to defend the claim or litigation. The Indemnifying Party shall not settle any claim for which the Indemnified Party seeks indemnification or consent to entry of any judgment in litigation arising from such a claim without obtaining a release of the Indemnified Party from all liability in respect of such claim or litigation. If the Indemnifying Party shall not assume the defense of any such claim or litigation resulting therefrom, or if injunctive relief is sought against the Indemnified Party, the Indemnified Party may defend against or settle such claim or litigation in such manner as it may deem appropriate. The Indemnifying Party shall promptly reimburse the Indemnified Part for the amount of all expenses, legal or otherwise, incurred by the Indemnified Party in connection with the defense against or settlement of such claim or litigation. If no settlement of the claim or litigation is made, the Indemnifying Party shall promptly reimburse the Indemnified Party for the amount of any judgment rendered with respect to such claim or in such litigation and for all expenses, legal or otherwise, incurred by the Indemnified Party in the defense against such claim or litigation.


                                    ARTICLE X

                               GENERAL PROVISIONS

                  10.1. EXPENSES OF THE PARTIES. Except as otherwise provided herein, all expenses involved in the preparation, authorization and consummation of this Agreement, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants in connection therewith and in connection with applications to the Commission hereunder, shall be borne solely by the party who shall have incurred the same, and the other party shall have no liability in respect thereof. The foregoing notwithstanding, the parties agree to pay in equal shares any filing fees of the Commission relating to the filing of the Applications.

                  10.2. BROKERS. Each party hereto represents and warrants to the other party hereto that it has not incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents commissions or other like payment in connection with this Agreement or the transactions contemplated hereby for which the other party will have any liability, and each party hereto agrees to indemnify and hold the other party hereto harmless against and in respect to any such obligation or liability based in any way on any agreement, arrangement or understanding claimed to have been made by such party with any third party.

                  10.3. SURVIVAL OF ARS' AND ARS LICENSE'S COVENANTS, REPRESENTATIONS AND WARRANTIES. The provisions hereof which by their terms are to be performed and observed after the Closing Date and the several representations, warranties, indemnities and agreements of ARS and ARS License herein contained shall survive the Closing Date hereunder and shall remain effective and unaltered or unimpaired by any investigation that may have been or may be made at any time prior to Closing by or on behalf of the Entercom.

                  10.4. AMENDMENT AND WAIVER. This Agreement cannot be changed or terminated orally. Any amendment or modification hereof must be in writing signed by the party against whom enforcement is sought. No waiver of compliance with any provision or condition hereof, and no consent provided for herein, shall be effective unless evidenced by an instrument in writing duly executed by the party sought to be charged with such waiver or consent.

                  10.5. EFFECT OF THIS AGREEMENT. This Agreement sets forth the entire understanding of the parties and supersedes any and all prior written or oral agreements, arrangements or understandings relating to the subject matter hereof. No representation, promise, inducement or statement of intention has been made by either party which is not embodied in this Agreement, and neither party shall be bound by, or be liable for, any alleged representation, promise, inducement or statement of intention not embodied herein unless same shall have been made subsequent hereto, shall be in writing and shall be signed by the party to be charged therewith. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

                  10.6. HEADINGS. The article or section headings of this Agreement are for convenience of reference only and do not form a part of and do not in any way modify, interpret or construe the intention of the parties.

                  10.7. COUNTERPARTS. This Agreement may be executed in one or more counterparts and all such counterparts shall be construed as one and the same instrument.

                  10.8. GOVERNING LAW. The construction and performance of this Agreement shall be governed by the laws of the State of California.

                  10.9. NOTICES. Any notice, report, demand, waiver or consent required or permitted hereunder shall be in writing and shall be given by hand delivery, by prepaid registered or certified mail, with return receipt requested, by an established national overnight courier providing proof of delivery for next business day delivery or by telecopy addressed as follows:

If to ARS/ARS License:     Steven B. Dodge, President & CEO
                           American Radio Systems Corporation
                           116 Huntington Avenue
                           Boston, MA  02116-5749
                           Telecopy Number:  (617) 375-7575

with a copy to:            Michael B. Milsom, Esq.
                           American Radio Systems Corporation
                           116 Huntington Avenue
                           Boston, MA  02116-5749
                           Telecopy Number:  (617) 375-7575

                           John Pomeroy, Esq.
                           Dow, Lohnes & Albertson, PLLC
                           1200 New Hampshire Avenue, N.W.
                           Suite 800
                           Washington, D.C. 20036-6802

If to Entercom:            Joseph M. Field, President
                           Entertainment Communications, Inc.
                           401 City Avenue, Suite 409
                           Bala Cynwyd, PA 19004
                           Telecopy Number:  (610) 660-5620

with a copy to:            Joseph D. Sullivan, Esq.
                           Latham & Watkins
                           1001 Pennsylvania Avenue, N.W., Suite 1300
                           Washington, D.C. 20004
                           Telecopy Number:  (202) 637-2201

The date of any such notice and service thereof shall be deemed to be: (i) the day of delivery if hand delivered or delivered by overnight courier; (ii) the day of delivery as indicated on the return receipt if dispatched by mail, or
(iii) the date of telecopy transmission as indicated on the telecopier transmission report provided that any telecopy transmission shall not be effective unless a paper copy is sent by overnight courier on the date of the telecopy transmission. Either party may change its address for the purpose of notice by giving notice of such change in accordance with the provisions of this section.

                  10.10. STATION EMPLOYEES. ARS and ARS License agree that for a period of one year after the Closing neither they nor any of their successors or assignees will employ, offer employment to or counsel others to offer employment to any current employee of the Station that Entercom employs after the Closing.

                  10.11. SECTION 1031 ASSET EXCHANGE.

                           10.11.1. Entercom may elect to effect the acquisition
of all or part of the  Assets as part of a  deferred  like-kind  exchange  under
Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code"), in lieu of buying such assets hereunder. If Entercom so elects, it shall provide notice to ARS and ARS License of its election, and thereafter (i) may at any time at or prior to Closing assign its rights under this Agreement to a "qualified intermediary" as defined in Treas. Reg. ss._1.1031(k)-1(g)(4), subject to all of ARS' and ARS License's rights and obligations hereunder and (ii) shall promptly provide written notice of such assignment to all parties hereto. Notwithstanding the assignment of Entercom's rights hereunder, the parties acknowledge and agree that the representations, warranties and covenants of ARS and ARS License hereunder are for the benefit of Entercom and shall remain enforceable by Entercom against ARS and ARS License in accordance with the terms hereof. ARS and ARS License shall cooperate with all reasonable requests of Entercom and the "qualified intermediary" in arranging and effecting the exchange as one which qualifies under section 1031 of the Code. Without limiting the generality of the foregoing, if Entercom has given notice of its intention to effect the acquisition of all or part of the Assets as part of a tax-deferred exchange, ARS and ARS License shall (i) promptly provide Entercom with written acknowledgment of such notice and (ii) at Closing, accept payment for all or that portion of the Assets for which like-kind exchange treatment is sought by Entercom from the "qualified intermediary" rather than from Entercom (which payment shall discharge the obligation of Entercom hereunder to make payment for such assets) and transfer, assign and convey such assets to Entercom.

                           10.11.2.  ARS and ARS License may elect to effect the
transfer and conveyance of all or part of the Assets as part of a deferred like-kind exchange under Section 1031 of the Code in lieu of selling such assets hereunder. If ARS and ARS License so elect, they shall provide notice to Entercom of their election, and thereafter (i) may at any time at or prior to Closing assign their rights under this Agreement to a "qualified intermediary" as defined in Treas. Reg. ss._1.1031(k)-1(g)(4), subject to all of Entercom's rights and obligations hereunder and (ii) shall promptly provide written notice of such assignment to all parties hereto. Entercom shall cooperate with all reasonable requests of ARS and ARS License and the "qualified intermediary" in arranging and effecting the exchange as one which qualifies under section 1031 of the Code. Without limiting the generality of the foregoing, if ARS and ARS License has given notice of their intention to effect the acquisition of all or part of the Assets as part of a tax-deferred exchange, Entercom shall (i) promptly provide ARS and ARS License with written acknowledgment of such notice and (ii) at Closing, pay that portion of the Purchase Price allocable to that portion of the Assets for which like-kind exchange treatment is sought by ARS and ARS License to the "qualified intermediary" rather than to ARS and ARS License (which payment shall discharge the obligation of Entercom to make payment for such assets hereunder)





                     [THIS SPACE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized corporate officers and their respective corporate seals thereunto affixed on this the day and date first written above.


                                     ARS:

                                     AMERICAN RADIO SYSTEMS
                                     CORPORATION

                                     By:_______________________________

                                     Title:____________________________



                                     ARS LICENSE:

                                     AMERICAN RADIO SYSTEMS LICENSE
                                     CORPORATION

                                     By:_______________________________

                                     Title:____________________________



                                     ENTERCOM

                                     ENTERTAINMENT COMMUNICATIONS,
                                     INC.

                                     By:_______________________________

                                     Title:____________________________








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